Exhibit (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement of DWS Target Date Series on Form N-1A ("Registration Statement") of our report dated October 16, 2007 relating to the financial statements and financial highlights which appear in the August 31, 2007 Annual Report to Shareholders of DWS Target Date Series: DWS LifeCompass Retirement Fund, DWS LifeCompass 2015 Fund, DWS LifeCompass 2020 Fund and DWS LifeCompass 2030 Fund (formerly DWS Conservative Allocation Fund, DWS Moderate Allocation Fund, DWS Growth Allocation Fund and DWS Growth Plus Allocation Fund, respectively), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm and Reports to Shareholders" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
November 12, 2007